Exhibit 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350, I, Robert E. Boyle, Executive Vice President and Chief Financial Officer of Prudential Annuities Life Assurance Corporation (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 14, 2022

/s/ Robert E. Boyle
Robert E. Boyle
Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.